Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-59376 on Form S-3 and Nos. 33-93538, 33-41453, 33-48646, 33-77080, 333-4620, 333-31753, 333-59547, 333-80071, 333-36836, 333-62574, 333-92368, 333-107875 and 333-125392 on Form S-8 of our reports dated January 17, 2007, relating to the financial statements of Somanetics Corporation, and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Somanetics Corporation for the year ended November 30, 2006.

/s/ DELOITTE & TOUCHE LLP Detroit, Michigan February 7, 2007